Exhibit 10.20

AMENDMENT NO. 3 TO LOAN AND SECURITY AGREEMENT

This Amendment No. 3 to Loan and Security Agreement (this “Amendment”) is entered into as of November 7, 2024 (the “Effective Date”) by and between FIZA INVESTMENTS LIMITED, an entity organized under the laws of the Cayman Islands (together with its assigns, “Lender”), and ZSPACE, INC., a Delaware corporation (“Borrower”). The parties agree as follows:

RECITALS

Lender and Borrower have entered into that certain Loan and Security Agreement dated November 3, 2022, as amended on July 11, 2024 and October 23, 2024, as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

The Borrower has requested that Lender amend certain provisions of the Loan Agreement as more specifically set forth herein.

The Lender is willing to agree to such amendments in accordance with, and subject to, the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Definitions. Capitalized terms used but not defined in this Amendment, including its preamble and recitals, shall have the meanings given to them in the Loan Agreement.

2.            Amendment.

(a)           Schedule C to the Loan Agreement is hereby amended as follows:

(i)            The “Qualified Public Offering” definition set forth on Schedule C is hereby amended and restated in its entirety to read as follows:

““Qualified Public Offering” means a firm commitment underwritten public offering (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $8,750,000 of gross proceeds to the Borrower, or (ii) pursuant to a similar regulatory framework applicable to a non-U.S. public offering resulting in at least $8,750,000 of gross proceeds to the Borrower, in either case, with such offering resulting in the Common Stock of Borrower being listed for trading on an exchange or marketplace approved by the Borrower’s Board of Directors and a pre-money valuation for such offering at which GII receives equity in exchange for the entire principal and interest payable under each Loan as provided herein.”

3.            Entire Agreement. This Amendment shall be binding upon Borrower and its successors and assigns and shall inure to the benefit of Lender and its respective successors and assigns. This Amendment and all documents, instruments, and agreements executed in connection herewith incorporate all of the discussions and negotiations between Borrower and Lender, either expressed or implied, concerning the matters included herein and in such other documents, instruments and agreements, any statute, custom, or usage to the contrary notwithstanding. No such discussions or negotiations shall limit, modify, or otherwise affect the provisions hereof. No modification, amendment, or waiver of any provision of this Amendment, or any provision of any other document, instrument, or agreement between Borrower and Lender shall be effective unless executed in writing by the party to be charged with such modification, amendment, or waiver, and if such party be Lender, then by a duly authorized officer thereof.

4.            Illegality or Unenforceability. Any determination that any provision or application of this Amendment is invalid, illegal, or unenforceable in any respect, or in any instance, shall not affect the validity, legality, or enforceability of any such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Amendment.

5.            Consistent Changes; Conflicts. The Loan Documents are hereby amended wherever necessary to reflect the changes described above. To the extent any term or provision herein conflicts with any term or provision contained in any of the Loan Documents, the term or provision provided for herein shall control.

6.            Continuing Validity. Except as expressly modified pursuant to this Amendment, the terms of the Loan Documents remain unchanged and in full force and effect. Nothing in this Amendment shall constitute a satisfaction of the Obligations. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Loan Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Amendment. The terms of this Section 6 apply not only to this Amendment, but also to all subsequent loan modification agreements.

7.            No Waiver. This Amendment is not applicable to any Event of Default under any Loan Document arising after the Effective Date or as a result of the transactions contemplated hereby.

8.            Reservation of Rights. Lender hereby reserves all rights and remedies under the Loan Documents, at law, in equity or otherwise.

9.            Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the heirs, successors, and permitted assigns of the parties.

10.            Governing Law and Jurisdiction. This Amendment shall be construed and enforced in accordance with the terms of the laws of the State of New York without regard to its conflicts of laws principles. If any provision of this Amendment is not enforceable, the remaining provisions of the Amendment shall be enforced in accordance with their terms. Borrower, and Lender represent and warrant to each other that each is duly authorized to execute and deliver this Amendment on their respective behalves.

11.            Counterparts. This Amendment may be executed in two or more counterparts each of which shall constitute an original and all of which shall, when taken together, constitute one and the same agreement, notwithstanding that all parties may not have signed all counterparts of this Amendment.

[Signatures Appear on the Following Page]

IN WITNESS WHEREOF, the parties hereto have executed, or caused this Amendment to be executed by the respective officer or authorized signatory thereunto duly authorized, as of the date first written above.

Borrower:

ZSPACE, INC.

By:	/s/ Paul Kellenberger
Name:	Paul Kellenberger
Title:	Chief Executive Officer

Lender:

FIZA INVESTMENTS LIMITED

By:	/s/ Husain Zariawala
Name:	Husain Zariawala
Title:	Authorised Signatory

By:	/s/ Imran Ladhani
Name:	Imran Ladhani
Title:	Authorised Signatory

SIGNATURE PAGE

AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT